Exhibit 99.1

PETER J. SOLOMON COMPANY L.P.

Syratech Corporation - Appendix 1 to Bondholder Confidentiality Agreement

($’s in millions)

				Forecasted Range
	Actual		Projected	2005
Net Sales	2002	2003	2004	Low	High
Tabletop	$94.0	$86.8	$87.0	$85.0	$94.0
Home Décor	81.0	84.7	66.5	65.0	70.0
Gifts	34.0	31.5	22.0	21.0	25.0
Total	209.0	203.0	175.5	171.0	189.0

Operating Income(1)			(2.1)	2.2	7.0

EBITDA(1)			2.7	5.2	10.2

(1)                       Excludes fees, expenses and charges associated with restructuring and other related items including expenses associated with the closure of certain facilities.